                                                                    EXHIBIT 10.9

(CISCO SYSTEMS LOGO)


                              CISCO SYSTEMS, INC.

                        CISCO VOICE APPLICATION PARTNER
                   MULTI-THEATRE SYSTEMS INTEGRATOR AGREEMENT

This CISCO VOICE APPLICATION PARTNER (CVAP) Multi-Theatre Systems Integrator Agreement (the "Agreement") by and between Cisco Systems, Inc., ("Cisco") a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, California, 95134, and Golden Access.com, ("Integrator") a Florida corporation having its principal place of business at 6161 Blue Lagoon Drive., Suite 190, Miami, Florida 33126 is entered into as of the date last written below ("the Effective Date").

This Agreement consists of this signature page and the following attachments, which are incorporated in this Agreement by this reference:

   1.  CVAP Multi-Theatre Systems Integrator Agreement Terms and Conditions
   2.  EXHIBIT A: Integrator Profile
   3.  EXHIBIT B: Discount Schedule
   4.  EXHIBIT C: N/A
   5.  EXHIBIT D: Support Exhibit
   6.  EXHIBIT E: Ordering and Shipping Terms
   7.  EXHIBIT F: Shipping
   8.  EXHIBIT G: Networked Commerce Enrollment Addendum
   9.  EXHIBIT H: Integrator Affiliates
   10. EXHIBIT S: Software License Agreement

This Agreement is the complete agreement between the parties hereto concerning the subject matter of this Agreement and replaces any prior oral or written communications between the parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. This Agreement may only be modified by a written document executed by the parties hereto. Any orders accepted or Products delivered by Cisco after the date this Agreement is signed by Integrator but before the Effective Date, shall upon the Effective Date be deemed covered by the terms and conditions of this Agreement, except for any deviation in price.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed. Each party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Agreement.


GOLDEN ACCESS.COM ("INTEGRATOR")               CISCO SYSTEMS, INC. ("CISCO")

/s/ Clifford Y. Pierce, President              A.P. Cailes
---------------------------------              ----------------------------------------
Authorized Signature                           Authorized Signature

/s/ Clifford Y. Pierce, President              A.P. Cailes, Director W.W. Sales Finance
---------------------------------              ----------------------------------------
Name                                           Name

---------------------------------              ----------------------------------------
Date                                           Date

                   MULTI-THEATRE SYSTEMS INTEGRATOR AGREEMENT
                              TERMS AND CONDITIONS

1.     DEFINITIONS.

Products are those products identified as the VCO 4K, 5300, 5800 and AccessPath product families in Cisco's then current global price list. To the extent Integrator desires to purchase and/or license other Cisco products and Cisco agrees to sell and/or license such products to Integrator, any such sale(s) and/or license(s) shall be governed by Cisco's standard terms and conditions, at prices to be negotiated by the parties.

Added Value is the non-Cisco component portion of Integrator's total solution, which Integrator provides to End User. Providing financing options is not considered Added Value.

Affiliates means a corporation, partnership or venture, more than fifty (50) percent of whose voting stock or ownership interest is owned directly or indirectly by Integrator.

Canadian Price List is Cisco's published Price List, revised to include freight charges and published in Canadian currency.

CIP, ...named place of destination (Carriage and Insurance Paid to, ...) (INCOTERMS 1990)

Cisco Connection Online (CCO) is Cisco's on-line, Internet-based communications medium, and successor media as Cisco may introduce from time to time.

Documentation is the Cisco documentation made available in hard copy or in electronic form with the Products or otherwise under this Agreement.

DDU, ...named place of destination (Delivered Duty Unpaid, ...) (INCOTERMS 1990)

Cisco Certified Network Professional ("CCNP") is the status granted to Integrator employees who successfully complete the then-current CCNP Curriculum offered by Cisco.

End User is the entity to which Integrator sells or licenses Product for such entity's own internal use.

FCA, ...named place (Free Carrier, ...named place) (INCOTERMS 1990)

Hardware is the tangible Products made available to Integrator by Cisco.

Integrator is the legal entity, which signs this Agreement.

Price List is Cisco's published global price list.

Product is Hardware and/or Software.

Purchase Order is a written or electronic order from Integrator to Cisco for Hardware, Software or services to be purchased, licensed or provided under this Agreement.

Sales Expert is the status granted to Integrator employees who successfully complete the then-current Sales Expert training curriculum offered by Cisco.

Software is the machine readable (object code) version of the computer programs listed from time to time on the Price List and made available by Cisco for license by Integrator, and any copies, updates to, or upgrades thereof.

Spare Parts means those items of Hardware designated as spare parts in the Price List.

Territory is comprised of those regions or countries listed on Exhibit A.

2.     SCOPE.

2.1 This Agreement sets forth the terms and conditions for Integrator's purchase of Hardware and license of Software during the term of this Agreement solely for:

       A.    Integrator's Internal Business Use.

       Integrator may purchase Products listed in Cisco's then-current Price List for its internal business use in the Territory during the term of this Agreement.

       B.     Commercial Integration and Resale.

       B.1 Cisco grants Integrator a non-exclusive, nontransferable right to resell Hardware and distribute Software as a component of a total solution of Products and additional significant Integrator Added Value to End Users in the vertical market segments in the Territory. Integrator agrees not to solicit Product orders, engage salesmen, establish warehouses or other distribution centers outside of the Territory, except to the extent advertising is placed in a particular advertising medium which is distributed both inside and outside the Territory. Integrator further agrees that Integrator's Added Value shall, at all times, be the primary reason for the End User's purchase of Products from Integrator.

       B.2 Notwithstanding the foregoing, for any Products included in the Price List, including but not limited to Products which become or have become Cisco Products as a result of an acquisition by Cisco of another entity, Cisco may impose certification, installation, or training requirements on Integrator prior to allowing Integrator to purchase Products for resale, and may require on-going fulfillment of certification requirements to retain the right to buy, resell and/or support such Products.

2.2 Integrator certifies that except as set forth in Section 2(A) hereof, it is acquiring the Products solely for resale to End Users, in accordance with this Agreement, and that Integrator intends to resell the Products as part of an Added Value solution.

2.3 Integrator will not distribute the Products to the United States Federal Government either directly or indirectly, or through General Services Administration ("GSA").

2.4 Cisco does not accept any flowdown provisions including but not limited to United States Government Federal Acquisition Regulations ("FARs"), Defense FARs, or NASA FARs notwithstanding the existence of such provisions on Integrator's Purchase Orders or supplementary documentation or Cisco's acceptance of such Purchase Orders or documentation.

2.5 GSA, California Multiple Award Schedule ("CMAS"), and other schedule contracts: This Agreement shall not be construed by Integrator as a representation that Cisco will furnish supplies needed by Integrator to fulfill any of Integrator's GSA, CMAS, or similar contract obligations under any schedule.

2.6 Affiliates of Integrator listed on Exhibit H may purchase Products from Cisco under this Agreement. Integrator hereby guarantees the performance by such Affiliates of the financial and other contractual obligations set forth in this Agreement and represents and warrants that it is empowered to enter into this Agreement on behalf of such Affiliates, and to bind such Affiliates to the terms and conditions of this Agreement. Cisco may require certain of the listed Affiliates to execute an agreement with an affiliate of Cisco such that the legal relationship shall be between Cisco's affiliate and Integrator's affiliate.

3.    MULTINATIONAL DEPLOYMENT POLICY.

If Integrator chooses to purchase Product for either internal or resale use in locations where Integrator cannot provide sales and/or support, purchases shall be made through Cisco's then-current Global Solution Services (GSS) Program. A copy of such program is available to Integrator upon request.

4.    PRICES.

4.1 Prices for Products shall be those specified in Cisco's then current Price List less the applicable discounts specified in Exhibit B of this Agreement. Purchase Orders shall be placed in accordance with the terms and conditions specified in Exhibit E. Cisco may change prices for the Products at any time by issuance of a revised Price List (including via electronic posting) or other announcement of price change. Purchase Orders received before the date of the announcement of price increases, and those received within thirty (30) days thereafter which specify a delivery date within ninety (90) days of the date of announcement, will be invoiced to Integrator without regard to the price increase. Price decreases will be effective for all Purchase Orders accepted by Cisco after the date of issuance or announcement of revised prices.

4.2 Integrator is free to determine its own resale prices unilaterally. Integrator understands that neither Cisco nor any employee or representative of Cisco may give any special treatment (favorable or unfavorable) to Integrator as a result of Integrator's selection of resale prices. No employee or representative of Cisco or anyone else has any authority to determine what Integrator's resale prices for the Products must be or to inhibit in any way Integrator's pricing discretion with respect to the Products.

4.3 Except where expressly agreed to the contrary, all stated prices are exclusive of any taxes, fees and duties or other amounts, however designated, and including without limitation value added and withholding taxes which are levied or based upon such charges, or upon this Agreement. Integrator shall pay any taxes related to Products purchased or licensed pursuant to this Agreement. Integrator shall present an exemption certificate acceptable to the taxing authorities. Applicable taxes shall be billed as a separate item on the invoice, to the extent possible.

5.    ORDERS.

5.1 Integrator shall purchase Products by issuing a written or electronic Purchase Order signed (or sent in the case of an electronic order) by an authorized representative, indicating specific Products, quantity, price, total purchase price, shipping instructions, requested delivery dates, bill-to and ship-to addresses, tax exempt certifications, if applicable, and any other special instructions, and shall identify the End User for each Product. A signed copy of the Networked Commerce Agreement (Exhibit F) must be on file with Cisco customer service prior to acceptance of electronic Purchase Orders via the Cisco Internetworking Product Center (IPC). Any contingencies contained on such Purchase Order are not binding upon Cisco. The terms and conditions of this Agreement prevail regardless of any conflicting terms on the Purchase Order or other correspondence. All Purchase Orders are subject to approval and acceptance by the Cisco customer service order administration office of the Cisco entity which shall supply the Products, and no other office is authorized to accept orders on behalf of Cisco.

5.2 Integrator has the right to defer Product shipment for no more than thirty (30) days from the scheduled shipping date, provided written notice is received by Cisco at least ten (10) days prior to the originally scheduled shipping date. Canceled orders, rescheduled deliveries or Product configuration changes made by Integrator within ten (10) days of the original shipping date will be subject to (a) acceptance by Cisco, and (b) a charge of fifteen percent (15%) of the total invoice amount. Cisco reserves the right to reschedule delivery in cases of configuration changes made within ten (10) days of scheduled shipment.

5.3 Integrator shall pay all invoices issued by the appropriate Cisco entity. In the event that Integrator issues an order to an entity other than the entity indicated in Exhibit E, Cisco may either a) require orders to be resubmitted to the appropriate Cisco entity, or b) assign such orders to the appropriate Cisco entity. The legal relationship with respect to orders shall be between Integrator and the Cisco entity listed in Exhibit E which shall be subject to all the terms and conditions of this Agreement as if entered into between Integrator and the Cisco entity.

6.    SHIPPING AND DELIVERY.

6.1 Shipping dates will be established by Cisco upon receipt of Purchase Order from Integrator. Shipping dates will be assigned as close as practicable to the Integrator's requested date, based on Cisco's then current lead-times for the Product(s). Cisco will use commercially reasonable efforts to notify Integrator of the actual scheduled shipping date within five (5) days by posting such notification on CCO, or provide written notification within ten
(10) working days after receipt of order. Unless given written instruction by Integrator, Cisco shall select the carrier.

6.2 In no event shall Cisco have any liability in connection with shipment, nor shall the carrier be deemed to be an agent of Cisco. Cisco shall not be liable for damage or penalty for delay in delivery or for failure to give notice of any delay.

6.3 During the term of this Agreement, Cisco may make the Products, which are to be supplied outside of the United States available for order in and delivery from an alternate central location and/or a Cisco affiliate, if it chooses. In the event that Cisco does so, Integrator will order the Products according to the procedures set forth at the time such delivery becomes available. At such time, Purchase Orders in conformance with Cisco's policies will be shipped according to the availability and expedited lead-times described in the procedures. Cisco shall have the right to change delivery terms and include additional charges, if any, at the time such alternate order and delivery process is implemented by Cisco.

7.    PAYMENT.

Upon and subject to credit approval by Cisco, payment terms shall be net thirty
(30) days from shipping date. All payments shall be made in U.S. currency, excepting orders originating in and shipping to Canada, or in the event a Local Currency Agreement (LCA) is appended to this Agreement. In such cases, payment shall be made in Canadian currency, or as agreed to in the LCA. If at any time Integrator is delinquent in the payment of any invoice or is otherwise in breach of this Agreement, Cisco may, in its discretion, and without prejudice to its other rights, withhold shipment (including partial shipments) of any order or may, at its option, require Integrator to prepay for further shipments. Any sum not paid by Integrator when due shall bear interest until paid at a rate of 1.5% per month (18% per annum) or the maximum rate permitted by law, whichever is less. Integrator grants Cisco a security interest in Products purchased under this Agreement to secure payment for those Products purchased. If requested by Cisco, Integrator agrees to execute financing statements to perfect this security interest.

8.    INTEGRATOR  OBLIGATIONS.

In a manner satisfactory to Cisco and at Integrator's sole expense, Integrator shall:

A. employ competent and aggressive sales, technical support, and maintenance organizations, employees of which shall be full-time direct employees of Integrator who sell, install, secure acceptance of, and maintain the Products;

B. purchase Demonstration/Evaluation/Lab Units for each appropriate selling location as mutually agreed to by the parties;

C. within nine (9) months of the effective date of the Agreement, qualify for, and then maintain throughout the term of this Agreement, the sales, support and training/certification requirements at a a minimum of Level 3 Voice Development Partner as described in the Channel Tier Incentive Section of Exhibit B;

D. maintain at least one (1) Cisco trained technical support person per servicing location;

E. maintain adequate manpower and facilities to ensure prompt handling of inquiries, orders, and shipments for Products;

F. validate End User network configuration design and associated components and assist End User with system design;

G. keep Cisco informed as to any problems which involve Cisco Products and technologies and require Cisco's support or impact Integrator's ability to deliver service or solutions to the End User, to communicate such problems promptly to Cisco, and to assist Cisco in the resolution of such problems;

H. participate in quarterly business meetings with Cisco to review the progress of the relationship and Integrator's achievement as related to commitments such as, but not limited to: volume purchases, training and certification, support, and reporting;

I. appoint a relationship manager whose primary responsibility will be to work with the designated Cisco channel sales manager to manage the implementation of the Agreement, act as the focal point for day-to-day channel business issues and problem escalations, and participate in Cisco channel-related activities, and;

J. on a monthly basis, prepare and forward a non-binding forecast for the subsequent three (3) month period; in a format as reasonably specified by Cisco. Cisco may also reasonably require additional reports.

K. within nine (9) months of signing the Agreement, integrator will complete the training requirements commensurate with the appropriate program level as stated in the then-current Cisco Voice Applications Partner Program requirements.

9.     PROPRIETARY RIGHTS AND SOFTWARE LICENSING.

9.1 Subject to the terms and conditions of this Agreement, Cisco grants to Integrator a non-exclusive, non-transferable license (a) to use the Software for Integrator's internal business use under the terms of Part (i) of Exhibit S, and (b) during the term of this Agreement, to market and distribute the Software, solely as permitted by Section 2 of this Agreement, in the Territory. The license granted herein shall be for use of the Software in object code format only and solely as provided in Part (i) of Exhibit S. Integrator may not sublicense to any person or entity (including its affiliates) its rights to distribute the Software.

9.2 Integrator shall provide a copy of the Software License Agreement (inclusive of Parts (i) and (ii)) (a copy of which is attached hereto as Exhibit S) to each End User of the Software prior to the installation. Integrator agrees to notify Cisco promptly of any breach of the Software License Agreement and further agrees that it will diligently pursue or, at Cisco's request, assist Cisco to diligently pursue, an action against any third parties in breach of the license.

10.   LIMITED WARRANTY

10.1 Hardware. Cisco warrants that for a period of twelve (12) months from the date of shipment from Cisco that the Hardware will be free from defects in material and workmanship under normal use. This limited warranty extends only to Integrator as original purchaser. Integrator's sole and exclusive remedy and the entire liability of Cisco and its suppliers under this limited warranty will be, at Cisco's or its service center's option, shipment of an advance replacement within five (5) working days at Cisco's expense, or a refund of the purchase price if the Hardware is returned to the party supplying it to Integrator, if different than Cisco, freight and insurance prepaid. Cisco replacement parts used in Hardware repair may be new or equivalent to new. All articles must be returned in accordance with Cisco's then-current Return Material Authorization (RMA) procedure.

Software. Cisco warrants that for a period of twelve (12) months from the date of shipment from Cisco: (a) the media on which the Software is furnished will be free of defects in materials and workmanship under normal use; and (b) the Software substantially conforms to its published specifications. Except for the foregoing, the Software is provided AS IS. This limited warranty extends only to Integrator as the original licensee. Integrator's sole and exclusive remedy and the entire liability of Cisco and its suppliers under this limited warranty will be, at Cisco or its service center's option, repair, replacement, or refund of the Software. In no event does Cisco warrant that the Software is error free or that Integrator will be able to operate the Software without problems or interruptions.

Notwithstanding any other provision hereof except as set out in Section 10.2, Cisco's sole and exclusive warranty and obligation with respect to the Products sold hereunder are set forth in Cisco's Limited Warranty Statement delivered with the Product. INTEGRATOR SHALL NOT MAKE ANY WARRANTY COMMITMENT, WHETHER WRITTEN OR ORAL, ON CISCO'S BEHALF. Integrator shall indemnify Cisco for any warranties made in addition to Cisco's standard warranty and for any misrepresentation of Cisco's reputation or Cisco's Products.

10.2 Cisco represents that Products which it has designated as "Year 2000 Compliant," as set forth in the "Compliance Table" (including accompanying Notes) located in Cisco's "Year 2000 Compliance" web pages beginning at http://www.cisco.com (the "Year 2000 Pages") are "Year 2000 Compliant," meaning that, as delivered to Integrator:

       A. The Products accurately process data and time calculations before and during the years 1999 and 2000;

       B. All manipulation of time-related data yields the desired results for valid date values within the application domain;

       C. Date elements in those Products use four digit storage and indicate century to eliminate the chance for errors;

       D. If a date element exists without a century indication, the correct century continues to be unambiguous and produces accurate results; and

       E. Software accurately processes date and time data when used in conjunction with other Year 2000 compliant software products.

Should a Product that is so identified as "Year 2000 Compliant" not be Year 2000 Compliant or should Cisco otherwise breach the foregoing representation, Cisco will, as Integrator's sole and exclusive remedy, repair or replace the Product so that it becomes Year 2000 Compliant or, if Cisco is unable to repair or replace the Product to make it Year 2000 Compliant, Cisco will refund the purchase price of the Product paid to Cisco by Integrator as depreciated or amortized by an equal annual amount over the lifetime of the Product, as established by Cisco, provided that Integrator returns the Product to Cisco as originally delivered by Cisco (except for normal wear and tear) and pursuant to Cisco's then-current RMA policy. The foregoing representation and remedy shall only apply to Products returned prior to January 31, 2001, or to Products returned before the Products are no longer supported pursuant to Cisco's standard support policies, whichever event first occurs. Integrator acknowledges that: (i) the Internet URL address and the web pages referred to above may be updated by Cisco from time to time and (ii) each Product ordered will be subject to Cisco's then-current "Year 2000 Pages."

10.3 CISCO DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE.

11.    TRADEMARK  USAGE.

11.1 Integrator is permitted to use the name, logo, trademarks, and other marks of Cisco (collectively, the "Marks") for all proper purposes in the sale of Cisco Products to End Users and the performance of Integrator's duties hereunder only so long as this Agreement is in effect. Integrator's use of such Marks shall be in accordance with Cisco's policies including, but not limited to trademark usage and advertising policies, and be subject to Cisco's approval. Integrator agrees not to attach to any Products any trademarks, trade names, logos, or labels other than an aesthetically proper label identifying the Integrator, its location and its relationship to Cisco. Integrator further agrees not to affix any Cisco Marks to products other than genuine Products.

11.2 Integrator shall have no claim or right in the Marks, including but not limited to trademarks, service marks, or trade names owned, used or claimed now or in the future by Cisco. Integrator shall not make any claim to the Cisco Marks or lodge any filings with respect to such Marks or marks confusingly similar to the Marks, whether on behalf of Cisco or in its own name or interest, without the prior written consent of Cisco.

12.    CONFIDENTIAL INFORMATION.

12.1 Integrator acknowledges that, in the course of selling the Products and in connection with this Agreement and its relationship with Cisco, it may obtain information relating to the Products or to Cisco, which is of a confidential and proprietary nature ("Confidential Information"). Such Confidential Information may include, but is not limited to, trade secrets, know how, inventions, techniques, processes, programs, schematics, software source documents, data, customer lists, financial information, and sales and marketing plans or information which Integrator knows or has reason to know is confidential, proprietary or trade secret information of Cisco, as well as any information posted on CCO. Integrator shall at all times, both during the term of this Agreement and for a period of at least three (3) years after its termination, keep in trust and confidence all such Confidential Information, and shall not use such Confidential Information other than as expressly authorized by Cisco under this Agreement, nor shall Integrator disclose any such Confidential Information to third parties without Cisco's written consent. Integrator further agrees to immediately return to Cisco all Confidential Information (including copies thereof) in Integrator's possession, custody, or control upon termination of this Agreement at any time and for any reason. The obligations of confidentiality shall not apply to information which (a) has entered the public domain except where such entry is the result of Integrator's breach of this Agreement; (b) prior to disclosure hereunder was already rightfully in Integrator's possession; or (c) subsequent to disclosure hereunder is obtained by Integrator on a nonconfidential basis from a third party who has the right to disclose such information to the Integrator.

12.2 Neither party shall disclose, advertise, or publish the terms and conditions of this Agreement without the prior written consent of the other party. Any press release or publication regarding this Agreement is subject to prior review and written approval of the parties.

13.    PATENT AND COPYRIGHT INDEMNITY.

13.1 Cisco will have the obligation and right to defend any claim, suit or proceeding brought against Integrator so far as it is based on a claim that any Product supplied hereunder infringes a United States copyright or an existing United States patent (issued as of the Effective Date). Cisco's obligation specified in this paragraph will be conditioned on Integrator's notifying Cisco promptly in writing of the claim and giving Cisco full authority, information, and assistance for the defense and settlement thereof. If such claim has occurred, or in Cisco's opinion is likely to occur, Integrator agrees to permit Cisco, at its option and expense, either to: (a) procure for Integrator the right to continue using the Product; (b) replace or modify the same so that it becomes non-infringing; or (c) if neither of the foregoing alternatives is reasonably available, immediately terminate Cisco's obligations (and Integrator's rights) under this Agreement with regard to such Products, and, if Integrator returns such Product to Cisco refund to Integrator the price originally paid by Integrator to Cisco for such Products as depreciated or amortized by an equal annual amount over the lifetime of the Products as established by Cisco.

13.2 Notwithstanding the foregoing, Cisco has no liability for, and Integrator will indemnify Cisco against, any claim based upon (a) the combination, operation, or use of any Product supplied hereunder with equipment, devices, or software not supplied by Cisco; (b) alteration or modification of any Product supplied hereunder; or (c) Cisco's compliance with Integrator's designs, specifications or instructions.

13.3 Notwithstanding any other provisions hereof, Cisco shall not be liable for any claim based on Integrator's use of the Products as shipped after Cisco has informed the Integrator of modifications or changes in the Products required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Cisco's suggestions.

13.4 THE FOREGOING STATES THE ENTIRE OBLIGATION OF CISCO AND ITS SUPPLIERS AND THE EXCLUSIVE REMEDY OF INTEGRATOR, WITH RESPECT TO INFRINGEMENT OF PROPRIETARY RIGHTS. THE FOREGOING IS GIVEN TO INTEGRATOR SOLELY FOR ITS BENEFIT AND IN LIEU OF, AND CISCO DISCLAIMS, ALL WARRANTIES OF NON-INFRINGEMENT WITH RESPECT TO THE PRODUCTS.

14.    TERM AND TERMINATION.

14.1 This Agreement shall commence on the Effective Date and continue thereafter for a period of one (1) year. Without prejudice to either party's right to terminate this Agreement as set forth in Section 14.2, Cisco may by written notice to Integrator given at least thirty (30) days prior to the end of the then-current term of the Agreement, extend the term of the Agreement for the period set forth in such notice, up to a maximum of one (1) year beyond the then-current expiration date. Any extension shall be on the same terms and conditions then in force except as may be mutually agreed in writing by the parties.

14.2 Either party may terminate this Agreement by providing the other party with forty-five (45) days prior written notice of termination. Cisco may, upon twenty (20) days written notice, terminate this Agreement in the event (a) there is a change of ownership of Integrator (i.e. purchase or sale by one person or other entity) of ten percent (10%) or more of Integrator's market valuation, (b) there is an acquisition or transfer of a controlling interest in Integrator, or (c) there is any investment in Integrator by a competitor of Cisco.

14.3 This Agreement may be terminated immediately by either party through written notice under any of the following conditions:

       A. Either party ceases to carry on business as a going concern, either party becomes the object of the institution of voluntary or involuntary proceedings in bankruptcy or liquidation, or a receiver is appointed with respect to a substantial part of its assets.

       B. Either party breaches any of the material provisions of this Agreement and fails to remedy such breach within thirty (30) days after written notification by the other party of such breach, or, except in the case of breach of payment obligations, such longer period as may be reasonably required to cure the breach, up to a maximum of forty five (45) days, provided that the breaching party within thirty days of receiving the notice commenced diligent efforts to cure the breach.

14.4 Notwithstanding the foregoing, this Agreement may be terminated immediately by Cisco in the event of Integrator's breach of Section 9, Proprietary Rights and Software Licensing, or Section 12, Confidential Information.

14.5 Upon termination of this Agreement, (a) Cisco reserves the right to cease all further deliveries due against existing orders unless Integrator agrees to pay for such deliveries by certified or cashier's check prior to shipment, (b) all outstanding invoices immediately become due and payable by certified or cashier's check, and (c) subject to Section 24.6, all rights and licenses of Integrator hereunder shall terminate except that Integrator may continue to distribute, in accordance with normal business practices and the terms of this Agreement, Products shipped to it by Cisco prior to the date of termination.

14.6 Additionally, upon termination, Integrator shall immediately return to Cisco all Confidential Information and data (including all copies thereof) then in Integrator's possession or custody or control including, without limitation:

       A.     All technical materials and business plans supplied by Cisco;

       B.     All manuals covering Products; and

       C.     Any customer or prospect lists provided by Cisco

retaining only sufficient material to fulfill remaining orders and to service the installed base of customers as mutually agreed upon by Cisco and Integrator.

14.7 INTEGRATOR AGREES IN THE EVENT OF TERMINATION OF THIS AGREEMENT FOR ANY REASON, IT SHALL HAVE NO RIGHTS TO DAMAGES OR INDEMNIFICATION OF ANY NATURE RELATED TO SUCH TERMINATION (BUT NOT LIMITING ANY CLAIM FOR DAMAGES IT MIGHT HAVE ON ACCOUNT OF CISCO'S BREACH OF THIS AGREEMENT, EVEN IF THE BREACH GAVE RISE TO TERMINATION, SUCH LIABILITY BEING GOVERNED BY AND SUBJECT TO THE LIMITATIONS SET FORTH ELSEWHERE IN THIS AGREEMENT), SPECIFICALLY INCLUDING NO RIGHTS TO DAMAGES OR INDEMNIFICATION FOR COMMERCIAL SEVERANCE PAY, WHETHER BY WAY OF LOSS OF FUTURE PROFITS, EXPENDITURES FOR PROMOTION OF THE CISCO PRODUCTS, OR OTHER COMMITMENTS IN CONNECTION WITH THE BUSINESS AND GOOD WILL OF INTEGRATOR. INTEGRATOR EXPRESSLY WAIVES AND RENOUNCES ANY CLAIM TO COMPENSATION OR INDEMNITIES FOR ANY TERMINATION OF A BUSINESS RELATIONSHIP.

15.    SUPPORT.

Integrator shall provide support to End Users and shall meet all requirements set forth in Exhibit D. Cisco reserves the right to directly support any End User. Attached as Exhibit D are the terms and conditions of the support that Cisco shall make available to Integrator.

16.    AUDIT.

Integrator shall keep full, true, and accurate records and accounts, in accordance with generally-accepted accounting principles, of each Product purchased and distributed, including information regarding Software usage and export. Integrator shall make these records available for audit by Cisco upon fifteen (15) days prior written notice, during regular business hours at Integrator's principal place of business.

17.    EXPORT LAW COMPLIANCE.

17.1 Integrator hereby acknowledges that the Products and technology or direct products thereof (hereafter referred to as "Products and Technology"), supplied by Cisco hereunder are subject to export controls under the laws and regulations of the United States (U.S.). Integrator shall comply with such laws and regulations and agrees not to export, re-export or transfer Products and Technology without first obtaining all required U.S. Government authorizations or licenses. Cisco and Integrator each agree to provide the other such information and assistance as may reasonably be required by the other in connection with securing such authorizations or licenses, and to take timely action to obtain all required support documents.

       A. End-Use/User: Integrator hereby certifies that none of the Products and Technology supplied by Cisco to Integrator hereunder will be exported, re-exported, or otherwise transferred by
              Integrator:

              A.1 to a U.S. embargoed or highly restricted destination, (15 United States Code of Federal Regulations ("CFR") Part
                     746)

              A.2 for use by or for any military end-user, or in any military end-use located in or operating under the authority of any country identified in Country Group D1 under 15 CFR, Supplement No. 1 to Part 740, (15 CFR Part
                     740)

              A.3 to, or made available by Integrator for use by or for, any entity that is engaged in the design, development, production, stockpile or use of nuclear, biological or chemical weapons or missiles, (15 CFR Part 744)

              A.4 to parties on any of the U.S. Government's lists of denied persons, (15 CFR Part 764)

              without first obtaining all required U.S. Government authorizations or licenses.

       B. Integrator's obligation under this clause shall survive the expiration or termination of this Agreement.

       C. Integrator agrees to maintain a record of exports, re-exports, and transfers of the Products and Technology for five years and to forward within that time period any required records to Cisco or, at Cisco's request, the U.S. Government. Integrator agrees to permit audits by Cisco or the U.S. Government as required under the regulations to ensure compliance with this Agreement.

18.    FORCE MAJEURE.

Except for the obligation to pay monies due and owing, neither party shall be liable for any delay or failure in performance due to events outside the defaulting party's reasonable control, including without limitation acts of God, earthquake, labor disputes, shortages of supplies, riots, war, fire, epidemics, or delays of common carriers or other circumstances beyond its reasonable control. The obligations and rights of the excused party shall be extended on a day to day basis for the time period equal to the period of the excusable delay.

19.    PRODUCT CHANGES.

Modifications which do not affect the form, fit or function of a Product or which Cisco deems necessary to comply with specifications, changed safety standards or governmental regulations, to make the Product non-infringing with respect to any patent, copyright or other proprietary interest, or to otherwise improve the Product may be made at any time by Cisco without prior notice to or consent of Integrator and such altered Product shall be deemed fully conforming. Cisco shall employ commercially reasonable efforts to announce, including by electronic posting, Product discontinuance or changes other than those set forth in the previous sentence at least ninety (90) days prior to the effective date of the changes (the "Announcement Period"). Integrator may make a last-time purchase of such Products within the Announcement Period.

20.    COMPLIANCE WITH LAWS

Integrator shall obtain all licenses, permits and approvals required by any government and shall comply with all applicable laws, rules, policies and procedures including requirements applicable to the use of Products under telecommunications and other laws and regulations, of any government where the Products are to be sold, used or deployed (collectively "Applicable Laws"). Integrator will indemnify and hold harmless Cisco for any violation or alleged violation of any Applicable Laws. Integrator hereby represents and warrants that: (a) it shall comply with all Applicable Laws; (b) this Agreement and each of its terms are in full conformance and in compliance with such laws; and (c) it shall not act in any fashion or take any action or permit or authorize any action which will render Cisco liable for a violation of the U.S. Foreign Corrupt Practices Act, which prohibits the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any official of a government, political party or instrumentality thereof in order to assist it or Cisco in obtaining or retaining business and (i) it will not violate or cause Cisco to violate such act in connection with the sale or distribution of Cisco Products and/or services; and (ii) it will notify Cisco in writing if any of its owners, partners, principals, officers, and employees are or become during the term of this Agreement officials, officers or representatives of any government or political party or candidates for political office. Integrator shall use its best efforts to regularly and continuously inform Cisco of any requirements of laws, statutes, ordinances, governmental authorities directly or indirectly affecting this Agreement, the sale, use and distribution of Products, or Cisco's trade name, trademarks or other commercial, industrial or intellectual property interests, including, but not limited to, certification of the Products from the proper authorities in the Territory.

21.    LIMITATION OF LIABILITY.

EXCEPT WITH RESPECT TO CLAIMS OR CAUSES OF ACTION INVOLVING DEATH, PERSONAL INJURY, OR DAMAGE TO TANGIBLE PERSONAL PROPERTY, ALL LIABILITY OF CISCO AND ITS SUPPLIERS UNDER THIS AGREEMENT OR OTHERWISE SHALL BE LIMITED TO THE MONEY PAID TO CISCO UNDER THIS AGREEMENT DURING THE SIX (6) MONTH PERIOD PRECEDING THE EVENT OR CIRCUMSTANCES GIVING RISE TO SUCH LIABILITY. THIS LIMITATION OF LIABILITY IS CUMULATIVE AND NOT PER INCIDENT.

22.    CONSEQUENTIAL DAMAGES WAIVER.

IN NO EVENT SHALL CISCO OR ITS SUPPLIERS BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, LOST PROFITS, OR LOST DATA, OR ANY OTHER INDIRECT DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF CISCO OR ITS SUPPLIERS HAVE BEEN INFORMED OF THE POSSIBILITY THEREOF.

23.    NOTICE.

All notices required or permitted under this Agreement will be in writing and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile (followed by the actual document in air mail/air courier); (c) three
(3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid (or six (6) days for international mail); or (d) one
(1) day after deposit with a commercial express courier specifying next day delivery (or two (2) days for international courier packages specifying 2-day delivery), with written verification of receipt. All communications will be sent to the addresses set forth on the signature page of this Agreement or such other address as may be designated by a party by giving written notice to the other party pursuant to this paragraph.

24.    GENERAL.

24.1 CHOICE OF LAW. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California, United States of America, as if performed wholly within the state and without giving effect to the principles of conflict of law. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

24.2 NO WAIVER. No waiver of rights under this Agreement by either party shall constitute a subsequent waiver of this or any other right under this Agreement.

24.3 ASSIGNMENT. Neither this Agreement nor any rights under this Agreement, other than monies due or to become due, shall be assigned or otherwise transferred by Integrator (by operation of law or otherwise) without the prior written consent of Cisco. Cisco shall have the right to assign all or part of this Agreement without Integrator's approval. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties.

24.4 SEVERABILITY. In the event that any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, if this paragraph becomes applicable and, as a result, the value of this Agreement is materially impaired for either party, as determined by such party in its sole discretion, then the affected party may terminate this Agreement by written notice to the other.

24.5 ATTORNEYS' FEES. In any suit or proceeding relating to this Agreement the prevailing party will have the right to recover from the other its costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit of proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment. This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

24.6 NO AGENCY. This Agreement does not create any agency, partnership, joint venture or franchise relationship. Neither party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other party or bind the other party in any respect whatsoever.

24.7 URL. Integrator hereby confirms that it has the ability to access, has accessed and has read, the information made available by Cisco at all of the world wide web sites/URLs/addresses/pages referred to anywhere throughout this Agreement (including any of the Exhibits hereto).

24.8   SURVIVAL. Sections 10, 12, 13, 14, 16, 17, 18, 21, 22 and 24, and the
license to use the Software set out in Section 9 and Part (i) of Exhibit S (subject to the termination provisions set forth in Part (i) of Exhibit S) shall survive the termination of this Agreement.

                                   EXHIBIT A

                               INTEGRATOR PROFILE






INTEGRATOR'S ASSIGNED SALES TERRITORY:

World Wide.


INTEGRATOR'S ADDED VALUE PRODUCTS AND SERVICES:

Software Development company with fully integrated IP Telephony Software packages and value added IP applications. ITSP Software Applications Development, Network of existing ITSPs, Clearing house for ITSP minute traffic payments, Web based applications Software Developer for VoIP and other functions.



VERTICAL MARKETS ADDRESSED BY INTEGRATOR'S ADDED VALUE PRODUCTS AND SERVICES:

Internet Telephony Service Providers (ITSPs), Internet Service Providers
(ISPs), Corporate Virtual Private Networks, NextGen Telcos

                         EXHIBIT B -- DISCOUNT SCHEDULE

The discount schedule set forth below shall be applied to all Product purchased from Cisco by Integrator during the term of this Agreement.
===============================================================================

         BASE DISCOUNT:                                                                          26%

         VOLUME INCENTIVE:

              Volume Achievement (see matrix below)
              Forecast: $ 250,000.                                                                0%
                        ---------
         CHANNEL TIER INCENTIVE:
                                   Level 1 - Global Voice Solutions Partner (5%)
                                   LEVEL 2 - VOICE SOLUTIONS PARTNER (4%)
                                   Level 3 - Voice Development Partner (2%)                       4%

         IC/POS (1%):                                                                             1%


         TOTAL VALUE ADDED RESALE DISCOUNT - GENERAL (NON FOCUS AREAS) AND INTERNAL USE:         31%

         AUSTRALIA ONLY: (FOR PURCHASES MADE OFF OF GLOBAL LIST PRICE)(1)
         TOTAL VALUE ADDED RESALE DISCOUNT - GENERAL (NON FOCUS AREAS) AND INTERNAL USE:         21%

         FOCUS INCENTIVE:

         Integrator's Focus Areas: Indicate one (1) or both below: (6%)

                           1)  Service Provider    (SERVICE PROVIDER)
                               -------------------
                           2)  Voice Market        (VOICE MARKET)
                               -------------------

         Total Focus Incentive discount points:                                                  +6%



         TOTAL VALUE ADDED RESALE DISCOUNT - RESALES TO FOCUS AREA(S):                           37%

         AUSTRALIA ONLY:  (FOR PURCHASES MADE OFF OF GLOBAL LIST PRICE)(2)
         TOTAL VALUE ADDED RESALE DISCOUNT - RESALES TO FOCUS AREA(S):                           27%

===============================================================================
Additionally, Integrator's discount for the following types of purchases, as described in detail below shall be:


         NON-VALUE ADDED RESALE                                       10%
         DEMONSTRATION/EVALUATION EQUIPMENT                           45%
         LAB DEVELOPMENT SWITCH PRODUCT                               65%

(1), (2) Discount for purchases to be made utilizing Global List Price for shipment to and deployment in Australia is ten percent (10%) less than other applicable discount. Integrator may choose to amend Agreement to allow for purchases to be made utilizing Australian Price List upon request. In such case, all Purchase Orders will be placed with and fulfilled through Cisco Systems Australia Pty. Ltd., and payment shall be made in Australian currency.

VOLUME INCENTIVE MATRIX:

Total annual volume of Products forecasted to be purchased from Cisco by Integrator for resale in accordance with this Agreement:

Applicable to the List Price:

-------------------------------------------------------------------------------

         Actual Net Purchase Forecast/Achieved                Volume Incentive

         $1,000,000 or greater                                       +1%
         $2,000,000 or greater                                       +2%
         $3,000,000 or greater                                       +3%
         $4,000,000 or greater                                       +4%
===============================================================================

The above discounts are based on Integrator's mutually agreed total volume forecast.

Cisco reserves the right to adjust the volume incentive discount for the second six (6) month period of the initial term and of any subsequent year of the Agreement based on the actual volume of Products purchased for distribution in accordance with this Agreement and delivered during the first six (6) month period of the initial term or subsequent years of the Agreement. Changes in discount level are not retroactive.

CHANNEL TIER INCENTIVE*:
(Refer to Cisco's then current Channel Tier Incentive Program for Complete Details)


-------------------------------------------------------------------------------------------------
                                         GLOBAL VOICE         VOICE SOLUTIONS          VOICE
                                          SOLUTIONS               PARTNER            DEVELOPMENT
                                           PARTNER                                     PARTNER
-------------------------------------------------------------------------------------------------

SUPPORT
-  Availability of support              24x7 (manned       24x7 (pager           Local Business
                                        site access)       access)               Hours
-  Response time                        1 hour             2 hour                4 hour
                                        Same day           Next day              48 hours
-  On-site support
                                        In place           In place              In place
-  Must maintain upgraded
   development In place and maintenance
   Lab with Cisco equipment fully
   configured to represent all
   solutions offered (applies to
   partners who develop
   applications for specific Cisco
   Hardware platforms)

                                        In place           In place              In place
-  Defined escalation procedure for
   Level 1 & 2 support
-------------------------------------------------------------------------------------------------

TRAINING & INDIVIDUAL PERSONNEL
CERTIFICATION REQUIREMENTS



ESMBU HARDWARE PLATFORMS
-  Maintenance & Operations
   trained/certified personnel          6                  4                     2
-  Application Development
   trained/certified personnel          6                  4                     2

Voice Product Line (Access Path in
all it's configurations, 5200, 5300,
5400)                                   4 CCNP (Cisco      3 CCNP                2 CCNP
                                        Certified
                                        Network
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                       (Professional)


-------------------------------------------------------------------------------------------------
GEOGRAPHIC SALES & SUPPORT
COVERAGE **                             Global             Regional              Regional

-------------------------------------------------------------------------------------------------

*  Eligibility for Channel Tier Discount to be verified by Cisco.

** REGIONAL: Serves primarily a regional geographic location (e.g. N.A., Europe, SE Asia, etc.); GLOBAL: serves all regions (Americas, EMEA, ASIA) through 3+ major sales and support organizations

IC/POS:

IC (Internet Commerce)/POS (Point of Sale). Cisco will apply one (1) additional discount point when Integrator commits to and actually meets, the following requirements:

     Ninety percent (90%) of Integrator's orders shall be submitted electronically, and; Ninety percent (90%) of Integrator's orders shall contain POS information

     "Submitted electronically" means Integrator uses IC or EDI (Electronic Data Interchange) technology in a format agreed in advance with Cisco to submit orders electronically, and collect and transmit relevant End User information.

POS information must include the following:

1.   Integrator's Purchase Order number.
2.   Cisco's Product name and number.
3. End User (name of business or organization), ship-to and bill-to address (country, state or province (US and Canada only), zip or postal code), phone number.

Cisco may withdraw the applicability of the IC/POS discount point to all unshipped and/or future orders if it determines that the commitment has not been fulfilled in any three (3) month period. Restoration of any withdrawn point shall be at Cisco's sole discretion. Cisco shall have the right to verify the information so provided and shall be provided with reasonable proof (shippers' documentation, invoices, etc.) confirming the information on request.

FOCUS INCENTIVE:

Integrator must qualify for one or both of the two (2) Focus areas (as defined below or such other medium of communication as Cisco may elect) during the term of the Agreement and subject to Territory. Focus Incentive applies only to Products which either:

1. Integrator sells to an End-User located in the in the U.S. whose primary business, as classified by the North American Industry Classification System (NAIC) (http://www.ntis.gov/yellowbk/1nty205.htm), qualifies such primary business as eligible for inclusion in one of Cisco's specified Focus area, or sells to an End User located elsewhere which is deemed by Cisco to qualify in accordance with classification criteria equivalent to those set forth by the NAIC, and such Focus area has been selected as one of Integrator's Focus areas (Focus Incentive applies to all Product on the Purchase Order), or;
2. are part of a product set that Integrator has selected in accordance with the applicable requirements for Focus Areas as one of Integrator's Focus areas (Focus Incentive applies to only those Products which are included in the product set).

No more than one Focus Incentive may be applied against an individual line item on a Purchase Order, including in the event such Product qualifies for Focus Incentive based on the End User's primary business and is also part of a selected and qualified Focus area based on product set.

---------------------------------------------------------------------------
VERTICAL MARKET - U.S.                  DEFINITION
---------------------------------------------------------------------------
 Service Provider      Companies involved in providing telephone, internet,
                       wireless and radio communications services.
---------------------------------------------------------------------------

---------------------------------------------------------------------------
PRODUCT SET - U.S.                      DEFINITION
---------------------------------------------------------------------------
 Voice Market          VCO4/K Programmable Switch, 5300, 5800,
                       Access Path, VSC
---------------------------------------------------------------------------

Cisco may change the availability or definition of Focus areas. Any such changes shall not affect this Agreement during the balance of the initial term. Cisco reserves the right to audit End User information to verify the information reported regarding sales made for a specified Focus area. In the event Cisco determines, in its sole discretion, that Integrator has reported sales as being within a Focus area whereas they were not, Cisco may, without prejudice to any other rights under the Agreement, withdraw Focus Incentive points to be applied to any future purchase and reclaim points falsely claimed. Such misrepresentation shall be deemed a material breach of the Agreement.

Cisco may change the availability or definition of Focus areas. Any such changes shall not affect this Agreement during the balance of the initial term. Cisco reserves the right to audit End User information to verify the information reported regarding sales made for a specified Focus area. In the event Cisco determines, in its sole discretion, that Integrator has reported sales as being within a Focus area whereas they were not, Cisco may, without prejudice to any other rights under the Agreement, withdraw Focus

Incentive points to be applied to any future purchase and reclaim points falsely claimed. Such misrepresentation shall be deemed a material breach of the Agreement.

INTERNAL USE:

Integrator shall be entitled to purchase Product from Cisco for internal use at the established "Total Value Added Resale Discount (General)". No focus area discount incentive points shall apply to Product purchased for internal use.

NON-VALUE ADDED DISCOUNT:

In the event that Cisco determines in its sole discretion that Integrator is selling Cisco Product without significant added value as defined in the Agreement, the total discount for any such opportunity will be reduced to a total of ten percent (10%) off of Cisco's List Price. This remedy is without prejudice to and in addition to all other rights and remedies available to Cisco at law.

DEMONSTRATION/EVALUATION PRODUCT:

To assist Integrator in its sales and marketing efforts, Integrator shall be entitled to a discount of forty-five percent (45%) for a maximum of twenty-five
(25) demonstration/evaluation units per year. Integrator agrees to use such units solely for demonstration/evaluation (non-production) purposes and any software received with or for such units may not be distributed further, and software for such units which is upgraded by Integrator is licensed to Integrator solely for use for demonstration and evaluation purposes.

LAB DEVELOPMENT SWITCH PRODUCT:

Cisco shall provide a sixty five percent (65%) discount on Hardware and Software components for VCO/4K switches that are being installed in a laboratory environment, and any subsequent Hardware and Software purchased for such laboratory units.

POS REPORTING:

In the event Integrator does not provide POS information at the time of order entry, Integrator shall prepare and forward such POS information to Cisco on a monthly basis in a format as reasonably specified by Cisco. The information shall include all that which is set forth above under "IC/POS". Cisco shall have the right to verify the information in such reports and shall be provided with reasonable proof (shippers' documentation, invoices, etc.) confirming the information on request.

Such reports are due by the twentieth of the following month to Cisco at the following address:

         Cisco Systems, Inc.
         170 West Tasman Drive
         San Jose, CA  95134-1706
         Attention: Reporting  Coordinator, Channel Operations
         Fax: 408.527.2022

or such other address as Cisco may specify.

                                   EXHIBIT C
                  (EXHIBIT C DOES NOT APPLY TO THIS AGREEMENT)


                                   EXHIBIT D

                              CVAP SUPPORT EXHIBIT

This CVAP Support Exhibit ("Exhibit") supplements the CISCO VOICE APPLICATION PARTNER (CVAP) Multi-Theatre Systems Integrator Agreement, ("the Agreement") and all the terms and conditions of the Agreement apply to this Exhibit; provided, this Exhibit supersedes any prior or contemporaneous agreement that covers the same subject matter. Further, to the extent there is a conflict between the Agreement and this Exhibit, the terms of this Exhibit shall take precedence over the terms and conditions of the Agreement with regard to the subject matter described herein.

1.      DEFINITIONS.

        1.1. "ADVANCE REPLACEMENT" means a service to ship replacement Service Parts in advance of receipt of failed Product.

        1.2. "CATEGORY A, B, C AND D" means Cisco-determined Product categories used for assessment of service fees. Refer to CCO for details on the categorization of each Product.

        1.3. "CATEGORY S" means Cisco's non-embedded/stand alone Application Software Products. Refer to CCO for details on the categorization on each product.

        1.4. "CCO" means Cisco Connection Online, Cisco's online information web server (www.cisco.com).

        1.5. "FIRST LEVEL SUPPORT" means the ability to provide general Product information (pre-sales and post-sales), Hardware and Software configuration, installation, and upgrade support; collect relevant technical problem identification information; perform base problem determination; provide basic support on the standard protocols and features; provide regular problem resolution status reports to the End User; maintain knowledge of the End User's network.

        1.6. "HARDWARE" means tangible Cisco Product made available to Integrator.

        1.7. "MAINTENANCE RELEASE" means an incremental release of Cisco Software that provides maintenance fixes and may provide additional Software features. Maintenance releases are designated by Cisco as a change in the digit(s) to the right of the tenths digit of the Software version number [x.x.( x)].

        1.8. "MAJOR RELEASE" means a release of a Cisco Software product that is designated by Cisco as a change in the ones digit of the Software version number [(x).x.x].

        1.9. "OTHER PRODUCT" means Product an End User acquired from sources other than Integrator.

        1.10.   "PRODUCT" means both Cisco Hardware and/or Software.

        1.11.   "RMA" means Return Material Authorization.

        1.12. "SECOND LEVEL SUPPORT" means First Level Support plus the ability in relation to the Products to resolve the majority of misconfigurations, troubleshoot and simulate complex configuration, Hardware, and Software problems, support problem isolation and determination of Product specification defects; provide lab simulation and interoperability and compatibility testing for new Software and Hardware releases prior to being deployed into an End User's production network; define a problem resolution action plan; do preliminary analysis of traces and log files, diagnose problems remotely and provide Cisco with complete steps to reproduce problems which cannot be resolved at 1st or 2nd level.

        1.13. "SERVICE PART" means a component or sub-assembly of a Product and is also referred to as Field Replaceable Unit (FRU).

        1.14. "SOFTWARE" means the machine-readable object code Software programs licensed by Cisco.

        1.15. "STANDARD BUSINESS HOURS" means 6:00 AM to 6:00 PM Pacific Standard Time, Monday through Friday, excluding Cisco-observed holidays.

        1.16.   "TAC" means Cisco's Technical Assistance Center.

        1.17. "THIRD LEVEL SUPPORT" means fixing or generating workarounds for Hardware and Software bugs and troubleshooting bugs that were not diagnosed or resolved during Second Level Support; providing advanced support on all protocols and features and analysis of traces, log files and core dumps.

        1.18. "UPDATE" means Maintenance Releases, Version Releases and/or Major Releases which contain the same configuration as originally acquired.

        1.19. "VERSION RELEASE" means an incremental release of Cisco Software that provides maintenance fixes and additional Software features. Version releases are designated by Cisco as a change in the tenths digit(s) of the Software version number [x.(x.).x].

2.      SCOPE

        2.1. SUPPORT SERVICES. The support hereunder is intended for an Integrator who support End Users. Cisco will provide services described hereunder to Integrator as backup to its technical capabilities; provided however, that Integrator will retain primary responsibility for providing support to its End Users and Cisco shall have no obligation to provide support directly to End Users.

        2.2. CERTIFICATION. Integrator must be certified in Cisco's channel certification program in order to participate in the support program described herein and must have individual personnel certified in the following courses:
                1. VCO/Series 20 and 80-System Configuration and Management;
                2. VCO/4K System Configuration and Management;
                3. Advanced Troubleshooting;
                4. Introductory Software and the Summa API;
                5. ISDN Templates, Commands and Reports; and
                6. Appropriate SS7 courses may also be required.


3. CISCO RIGHTS AND OBLIGATIONS. In consideration of the service fee paid by Integrator, Cisco will provide the following services to Integrator:

        3.1.    TECHNICAL SUPPORT.

        3.1.1. Cisco shall provide 24-hour 7-day a week access to Cisco's TAC. Cisco will use its best endeavors to respond to Integrator within one (1) hour for all calls received during Standard Business Hours and to Priority 1 and 2 calls received outside Standard Business Hours. For Priority 3 and 4 calls received outside Standard Business Hours, Cisco will respond no later than the next business day.

        3.1.2.  Cisco will provide Third Level Support on all Category A
                Products.

        3.1.3. Cisco will supply the appropriate level of technical resources based on problem priority and elapsed time to assist Integrator with problem resolution and to ensure adherence to Cisco's Problem Prioritization and Escalation Guideline as described in Appendix A. If mutually agreed that Cisco on-site technical resources are required for resolution, Cisco will dispatch the necessary level of technical support to assist Integrator.

        3.2.    SOFTWARE SUPPORT.

        3.2.1. SOFTWARE RELEASES. Cisco will make available Software Updates as follows:

                3.2.1.1. All major releases, version releases and maintenance releases, if released by Cisco, will be provided to Integrator upon request.

        3.2.2. RELEASE SUPPORT. Cisco will support each Major Release and Version Release for a period of thirty-six (36) months from the first commercial shipment of that release. Cisco, in meeting any support obligations, may require an upgrade to a subsequent release.

        3.2.3. SOFTWARE PATCHES. When required, Cisco will provide new Software to Integrator to correct a problem.

        3.3. HARDWARE SUPPORT. Cisco will provide Advance Replacement service for Hardware as follows:

        3.3.1.  Cisco shall provide Advance Replacement service as follows:
                Cisco will ship the replacement non-configured Service Part the same business day providing the request for shipment is made prior to 3:00 PM, Pacific Standard Time, Monday through Friday, excluding Cisco-observed holidays. For requests after 3:00 PM Pacific Standard Time, the Advance Replacement will be shipped the following Cisco business day. The Advance Replacement will be shipped, with shipping instructions, to arrive the next business day. Standard Advanced Replacement service will be available on VCO 4K, SS7 and later hardware products.

        3.3.2. All replacements are shipped using Cisco's preferred carrier, freight prepaid by Cisco.

        3.3.3. Product used for replacement may be new or equivalent to new, at Cisco's discretion.

        3.3.4. The Advance Replacement Service described in Section 3.3.1 for Product supported by Integrator which was purchased prior to the effective date of this Exhibit will take effect thirty (30) days after the Effective Date, provided that Cisco may refuse to provide such service for any Product where Cisco in its sole discretion is not satisfied that all required support fees with respect to such Product have been paid.

        3.4. CCO ACCESS. Cisco will provide an appropriate level of Integrator access to CCO. CCO is available to End Users upon approval by Integrator pursuant to the process in Appendix B ("Partner Initiated Customer Access" "PICA").

        3.5. SPECIAL REQUIREMENTS. For some Products added to the Price List, including Products which become Cisco Products as a result of an acquisition by Cisco of another entity, Cisco may impose certification, installation, or training requirements on Integrator prior to allowing Integrator to buy and/or support such Products from Cisco.

        3.6. Notwithstanding anything in the Agreement to the contrary, Cisco reserves the right to provide support directly to End Users, even if Integrator is providing support to such End Users.

4.      INTEGRATOR RIGHTS AND OBLIGATIONS.

        4.1. STAFF. Integrator shall maintain minimum requirements of certified and trained technical support personnel who are full-time direct employees to provide Software and Hardware support. Integrator shall maintain at least one (1) trained technical support person per servicing location.

        4.2. SERVICES TO END USERS. Integrator shall provide the following services to its End Users:

        4.2.1. SERVICE TIME PERIOD. Integrator shall provide services to End Users in accordance with local business hours.

        4.2.2.  TECHNICAL SUPPORT.

                4.2.2.1. Integrator will provide First Level Support and Second
                         Level Support to End Users on all Products.

                4.2.2.2. During local business hours Integrator shall provide telephone call back to the End User within one (1) hour. For calls received outside local business hours, Integrator will respond to the End User within one (1) hour for Priority 1 and 2 calls, and no later than the next business day for Priority 3 and 4 calls.

                4.2.2.3. Integrator shall establish problem priorities with End
                         Users consistent with Cisco's problem priority definitions described in Appendix A and will report unresolved cases to Cisco as follows:
                            PRIORITY 1: No later than four (4) hours from initial End User notification to Integrator. PRIORITY 2: No later than three (3) business days from initial End User notification to Integrator. PRIORITY 3: No later than five (5) business days from initial End User notification to Integrator. PRIORITY 4: No later than ten (10) business days from initial End User notification to Integrator.

        4.2.3. ADVANCE REPLACEMENT: Integrator shall offer next business day Advance Replacement to its End Users.

        4.2.4. INSTALLATION. Integrator shall offer installation services to each End User who purchases Products.

        4.2.5. WARRANTY SERVICE. Integrator shall provide to the End User, at no charge, all warranty service for a minimum of the warranty period set forth in the then-current published Product warranty.

        4.3. CCO ACCESS. Integrator will administer CCO access for its employees including disabling CCO access upon employee termination. Additionally, Integrator will be responsible for administering and authorizing registered End-User access to CCO pursuant to the process in Appendix B. In no event shall Integrator disclose its level of CCO access information.

        4.4. Integrator shall facilitate access to the Products included herein such that problems may be diagnosed and corrected remotely via the internet or via modem access.

        4.5. ON-SITE PROBLEM RESOLUTION. Integrator will have the ability to go to the End User's site to provide problem resolution.

        4.6.    SOFTWARE SUPPORT.

        4.6.1.  DUPLICATION RIGHTS.

                4.6.1.1. For the Releases specified in Section 3.2.1.1, no duplication rights of any kind are granted by Cisco.

        4.6.2. DISTRIBUTION RIGHTS. Cisco grants Integrator the right to distribute software only to End Users currently licensed to use the Software.

        4.6.3.  REASONABLE EFFORT. Integrator will use reasonable efforts to
                (i) generate work-around solutions to reported Software problems or (ii) implement a Cisco-developed patch to the Software.

        4.7. SERVICE PARTS INVENTORY. Integrator shall maintain a sufficient Service Parts inventory to support its End User base. Service Parts may only be used for remedial maintenance purposes. Cisco may periodically request a Service Parts inventory report from Integrator. Integrator is responsible for maintaining up to date revisions of service parts inventory.

        4.8. ADVANCE REPLACEMENT. Integrator shall request Advance Replacement by using Cisco's Service order Agent on CCO.

        4.9. RECEIPT OF REPLACEMENTS. Integrator is responsible for the following when receiving replacement Product:

        4.9.1. Importation import duties, taxes, fees, inspections and any other import requirements applicable to the country of import.

        4.9.2. Testing to verify any damage in transit and reporting Product failures and/or mis-shipments to Cisco within ten (10) business days of receipt.

        4.10.   RETURNS COORDINATION.

        4.10.1. Integrator shall return all failed Product that has been Advance Replaced within ten (10) business days of receipt of the replacement Product; otherwise, Advance Replacement Products will be invoiced to Integrator at the then current list price.

        4.10.2. Integrator shall coordinate the return of all failed Product, freight and insurance prepaid, to the Cisco designated location.

        4.10.3. Integrator shall comply with the following RMA procedure:

                4.10.3.1. Integrator will ensure all Products are properly packaged prior to being shipped, and will include a written description of the failure and specification of any changes or alterations made to the Product. Product returned to Cisco will conform in quantity and serial number to the RMA request.

                4.10.3.2. Integrator shall tag each Product returned with the
                          RMA transaction number and a brief description of the problem.

                4.10.3.3. Cisco will not accept any Product returned which is not accompanied by an RMA number.

        4.11. INTEGRATOR SUPPORT FOR OTHER PRODUCT. Integrator may receive support service from Cisco hereunder for Other Product under the following conditions: Integrator provides Cisco a request to support Other Product and a list including the Product(s) and serial number(s) to be supported, and pays the fees set forth in this Agreement for Other Product. Cisco reserves the right to approve or reject such request.

        4.12. FOCAL POINTS. Integrator will identify individuals to serve as focal points for Cisco's monitoring of support services provided under this Exhibit and any day-to-day service issues, including escalations under the Prioritization and Escalation Guideline (Appendix A).

        4.13. RECORDS. Integrator will maintain records of Product in use at all End User sites.

        4.14. CUSTOMER SATISFACTION SURVEY. Cisco reserves the right to survey End Users under Integrator support for Cisco Products for the limited purpose of ensuring customer satisfaction with Cisco Products and Integrator support. For such purposes, Integrator agrees to provide End User contact information.

5.      SERVICES NOT COVERED UNDER THIS AGREEMENT.

        5.1.    Any customization of or labor to install Software.

        5.2.    Major Releases and Version Releases for Category S Product.

        5.3. On-site Support. Cisco shall not be required to perform any on-site support under this Agreement. If Cisco is requested to perform on-site diagnostic and remedial maintenance, except where mutually agreed under Section 3.1.3, integrator shall reimburse Cisco for all labor and travel expenses at Cisco's then-current time and material rates.

        5.4. Support or replacement of Product that is altered, modified, mishandled, destroyed or damaged by natural causes or damaged during unauthorized use.

        5.5. Services to resolve software or hardware problems resulting from third party product or causes beyond Cisco's control.

        5.6.    Services for non-Cisco software installed on any Cisco Product.

        5.7.    Any Hardware upgrade required to run new or updated Software.

6.      CISCO SERVICE FEE, PAYMENT TERMS AND CHANGES.

        6.1.    INTEGRATOR SHALL PAY THE FOLLOWING FEES:

        6.1.1. For Category A Product, subject to Section 6.5 below (including all such Products supported by Cisco under any predecessor version of this Exhibit) a recurring annual fee, charged on Integrator's cumulative net purchases billed quarterly. Cumulative net purchases includes; (i) product purchased under this Agreement or previously, (ii) Product purchased by Integrator from a supplier other than directly from Cisco, and
                (iii) Other Product; regardless of when Product or Other Product was purchased. All products covered under this CVAP support exhibit are Category A.

        6.1.2. For Category B, C, D and S Product a one-time fee charged on Integrator's net purchases. Net purchase includes; (i) Product purchased under this Agreement (in which case the fee shall be charged upon Product purchase), (ii) Product purchased by Integrator from a supplier other than directly from Cisco (iii) Other Product. In cases of (ii) and (iii) the fee shall be due thirty (30) days after invoice date of such fee.

                CATEGORY     MAINTENANCE FEE. % OF NET   PAYMENT SCHEDULE
                --------     -------------------------   ----------------
                Category A             5.5%              Annual recurring
                Category B              10%              One-time as per 6.1.2.
                Category C             7.5%              One-time as per 6.1.2.
                Category D               2%              One-time as per 6.1.2.
                Category S             2.5%              One-time as per 6.1.2.

        6.1.3. Within thirty (30) days after invoicing of such amount by Cisco, Integrator will pay the amount due for any quarterly billings remaining on Product purchased by Integrator as an authorized Integrator prior to the Effective Date of this Exhibit, up to the total of the twelve quarterly installments required to be paid for such Product under the System Integrator Support Exhibit to which Integrator was a party prior to the Effective Date of this Exhibit, notwithstanding that such prior Exhibit is replaced by this Exhibit. Such fees shall be due for all such Product with respect to which Integrator has provided support, even if such Product was originally purchased by Integrator from a source other than directly from Cisco, and with respect to Other Product, the fee due shall be the fee applicable to Other Product under the prior System Integrator Support Exhibit. Any such fees remaining on Product will be billed as a one-time fee.

        6.2. For Product purchased from a supplier other than Cisco, Integrator will be charged the applicable maintenance fee in accordance with Section 6.1, except that such fee will be calculated on the then-current Product list price (as of the date of purchase by Integrator) less Integrator's discount.

        6.3. In the cases described in this Section 6.3, the recurring fees specified in Section 6.1.2 for Category A Product will not be charged and the one-time fee for Categories B,C,D and S specified in Section 6.1.2 will not be charged and, if already paid, will be subject to refund in accordance with Section 6.5 below:

        6.3.1. Support on Product in Integrator's installed base is transferred to another Cisco authorized Integrator under the following conditions:

                6.3.1.1. Integrator provides Cisco with a notification
                         including the Product(s) (i) and serial number(s) on which support is being transferred, (ii) the date of the transfer and the Cisco Integrator to whom support is being transferred and (iii) letter from the End-User stating the End User's request to have service transferred to another Cisco Integrator.

                6.3.1.2. Cisco receives confirmation of such transfer and
                         payment of the service fee for those Products from the Cisco Integrator who will be assuming support.

        6.4. For Other Product an administration fee of 10% of the fee described in 6.1.1 and 6.1.2 for such Other Product. Additionally, an inspection fee may be charged per unit, if applicable, as determined by Cisco at the then-current time and material rates.

        6.5.    For Category A Product only, support fee will not be charged if
                (i) Product has reached end-of-maintenance and Cisco no longer offers support services for the Product or (ii) Integrator provides Cisco a letter from End-user stating that product has been permanently removed from the network.

        6.6. The one-time maintenance fees specified in Section 6.1.2 paid by Integrator will be refunded for the situations described in section 6.3.1 as follows:

        6.6.1. Integrator will receive a 100% refund of the one-time service fee for affected Product in Category B, C, D, and S if the event described in Sections 6.3.1 occurs during the initial 12 months after Product shipment from Cisco.

        6.6.2. Integrator will receive a 60% refund of the one-time service fee for affected Product in Category B, C, D, and S if the event described in Sections 6.3.1 occurs during the period more than 12 months and less than 24 months after the date of Product shipment from Cisco.

        6.6.3.  There will be no refund if the event described in Sections
                6.3.1 occurs after the initial 24 month period after Product shipment from Cisco.

        6.7. With respect to Product purchased, resold or supported by Integrator prior to becoming an authorized Integrator, Integrator shall pay all applicable fees hereunder within thirty (30) days of invoice by Cisco.

        6.8. Cisco will provide information necessary for prompt issuance of a purchase order or similar document by Integrator, where required. Integrator will provide (i) a purchase order for the services defined herein no later fifteen (15) days from Cisco's request; and (ii) a blanket purchase order for the purpose of billing non-returned Products and time and materials services, if any.

        6.9. Integrator is responsible for all applicable taxes, fees and duties associated with the delivery of services under this Exhibit.

7. TERMINATION/SUSPENSION OF PERFORMANCE. In addition to all rights and remedies which it may have under the Agreement, Cisco may suspend its performance or services hereunder for all Products covered under this Exhibit, whether the Products were purchased prior to or subsequent to the Effective Date of this Exhibit, immediately upon Notice if (i) Integrator fails to pay for the Services when due and fails to make such payment within fifteen (15) days after Notice from Cisco of such past due payment, or (ii) if Integrator breaches the provisions of
        Section 9, or hereof (iii) for particular Products, if Cisco ends support for such Products or (iv) the Agreement terminates. Upon expiration or termination as specified in the Agreement, (i) all rights and licenses of Integrator hereunder shall terminate, (ii) Integrator shall immediately discontinue all representations that it provides Cisco-supported maintenance services for Cisco Product, and (iii) End User access to CCO shall terminate.

8. SOFTWARE LICENSE. Integrator acknowledges that it may receive Software as a result of services provided under this Exhibit. Integrator agrees that it is licensed to distribute such Software only on Product covered under this Exhibit and subject to the terms and conditions of the Software license granted with the original purchase of the Product and with respect to which all applicable fees have been paid. Integrator shall not copy, in whole or in part, Software or documentation; modify the Software, reverse compile or reverse assemble all or any portion of the Software; or rent, lease, distribute, sell, or create derivative works of the Software. Integrator shall not upgrade to a feature set other than that which was licensed at the time of original Product purchase unless applicable license fees are paid.

9.      GENERAL.

        9.1. DISCLOSURE OF CONTRACT INFORMATION. Integrator acknowledges and agrees that in no event shall any of the information contained in this Exhibit, Integrator's Agreement number, or CCO access information be disclosed to any third party. Such information shall be considered Confidential Information under the Agreement.

        9.2. REPRESENTATIONS AND WARRANTIES. Integrator shall not make any representations or warranties on behalf of Cisco, except as expressly authorized herein or as expressly authorized by Cisco in writing. Neither Integrator nor Cisco will make any obligation to provide services to End Users on behalf of the other, nor commit the resources of the other to End Users.

        9.3. SERVICE MARKS. Cisco support provided to Integrator is not in any way to be considered or presented as a service from Cisco directly to the End User. Integrator will not use Cisco's service marks in any manner except as mutually agreed upon in writing.

                                   APPENDIX A
             CISCO PROBLEM PRIORITIZATION AND ESCALATION GUIDELINE

To ensure that all problems are reported in a standard format, Cisco has established the following problem priority definitions. These definitions will assist Cisco in allocating the appropriate resources to resolve problems. Integrator must assign a priority to all problems submitted to Cisco.

PROBLEM PRIORITY DEFINITIONS:

         PRIORITY 1:    An existing network is down or there is a critical
                        impact to the End User's business operation. Cisco,
                        Integrator and End User will commit full-time resources
                        to resolve the situation.
         PRIORITY 2:    Operation of an existing network is severely
                        degraded, or significant aspects of the End User's
                        business operation are being negatively impacted by
                        unacceptable network performance. Cisco, Integrator and
                        End User will commit full-time resources during
                        Standard Business Hours to resolve the situation.
         PRIORITY 3:    Operational performance of the network is impaired
                        while most business operations remain functional.
                        Cisco, Integrator and End User are willing to commit
                        resources during Standard Business Hours to restore
                        service to satisfactory levels.
         PRIORITY 4:    Information or assistance is required on Cisco
                        product capabilities, installation, or configuration.
                        There is clearly little or no impact to the End User's business operation. Cisco, Integrator and End User are willing to provide resources during Standard Business
                        Hours to provide information or assistance as requested.

Cisco encourages Integrator to reference this guide when Integrator-initiated escalation is required. If Integrator does not feel that adequate forward progress or the quality of Cisco service is satisfactory, Cisco encourages Integrator to escalate the problem ownership to the appropriate level of Cisco management by asking for the TAC Duty Manager.

CISCO ESCALATION GUIDELINE:

--------------------------------------------------------------------------------------------
Elapsed
Time       Priority 1             Priority 2             Priority 3             Priority 4
--------------------------------------------------------------------------------------------
           Customer
1-Hour     Engineering Manager
--------------------------------------------------------------------------------------------
           Technical Support      Customer Engineering
4-Hour     Director               Manager
--------------------------------------------------------------------------------------------
           Vice President         Technical Support
24-Hour    Customer Advocacy      Director
--------------------------------------------------------------------------------------------
           President (CEO)        Vice President
48-Hour                           Customer Advocacy
--------------------------------------------------------------------------------------------
                                                         Customer Engineering
72-Hour                                                  Manager
--------------------------------------------------------------------------------------------
                                  President (CEO)        Technical Support      Customer
96-Hour                                                  Director               Engineering
                                                                                Manager
--------------------------------------------------------------------------------------------

NOTE: Priority 1 problem escalation times are measured in calendar hours 24 hours per day, 7 days per week. Priority 2, 3 and 4 escalation times correspond with Standard Business Hours.
        The Cisco Manager to which the problem is escalated will take ownership of the problem and provide the Integrator with updates. Cisco recommends that Integrator-initiated escalation begins at the Customer Engineering Manager level and proceeds upward using the escalation guideline shown above for reference. This will allow those most closely associated with the support resources to correct any service problems quickly.

ACCESSING TAC:

North America, South America:      +1-800-553-2447 (within the United States)
                                   +1-408-526-7209
Europe, Middle East, and Africa:   +32-2-778-4242
Asia Pacific:                      +1-800-805-227 (within Australia)
                                   +61-2-9935-4107

                                   APPENDIX B
                            CISCO CONNECTION ONLINE
                    PARTNER INITIATED CUSTOMER ACCESS (PICA)

INTEGRATOR RESPONSIBILITY
      Integrator shall nominate two (2) employees to enable End User CCO access using CCO administration tools.

      Integrator shall forward the following information to Cisco (via electronic mail to "cco-team@cisco.com"), as soon as practicable, for the nominated persons:
      1.    Current Service Agreement number with Cisco
      2.    CCO user ID(s)
      3.    Internet email addresses (if established)

      The Integrator's two (2) employees will be responsible for:
      1.    Providing CCO access to End Users
      2. Assisting Cisco in verifying CCO users previously registered, whereby Integrator submitted End User CCO Access Requests on behalf of their End Users. Assist in moving End Users from the older process to the PICA process.
      3. Integrator is responsible for disabling End User's PICA access when the End User is no longer eligible.
      4. Integrator shall be responsible for ensuring that End User only downloads software for use with Products for which applicable support fees have been paid, and shall pay to Cisco applicable support fees for any Products for which support is received through use of the procedures described in this Appendix B, regardless of whether or not such Product was originally sold by Integrator to End User.

INTEGRATOR EMPLOYEE REGISTRATIONS
      Employees within the Integrator organization must continue to use the existing system of registering (i.e. with their Service Agreement number). To ensure correct access, Integrator employees should never use a special PICA account number for registering online.

END USER ELIGIBILITY FOR CCO ACCESS
      End User eligibility for CCO access commences when the End User has purchased a Cisco Product, or service for Cisco Product(s) from the Integrator, and has a support agreement with that Integrator.

PICA PROCESS OVERVIEW
      1. Cisco will assign a unique account number prefix to the nominated person(s) if one does not already exist.
      2. This prefix is the basis of the new account numbering scheme for End Users (i.e. FJLxxxx). Each End-User will have a different number following the prefix (i.e. FJL2001, FJL2004, FJL2035 etc.)
      3. If the Integrator wishes to entitle End User access to CCO, the nominated person logs onto CCO and uses the PICA administration tool to entitle End-User.
      4. This option is selected and 3 fields will appear. The first field is an input field for the name of the End User, the second field is a selectable list of countries and the third is a selectable field for Software download entitlement for this End User [yes|no].
      5. When correctly entered, selected and executed, CCO will generate a unique account number just for that End User, and display it on screen. e.g. FJL1012
      6. After it is generated online, the account number may only be published within the End User organization. Only one number per End User organization is normally permitted.
      7. Any number of End User employees may register on CCO with that account number e.g. FJL1012. A unique user ID will be generated for each user that registers.
      8. For security reasons, generic or group accounts are not permitted under any circumstances.
      9. For each registration performed, an email can be sent to the nominated person automatically with the newly registered user's online entered details.
      10.   Disabling End User CCO access will also be an online option.

CONFIDENTIALITY. Integrator acknowledges that, in the course of performing its duties, Integrator or the End Users to whom Integrator authorizes CCO access may obtain information relating to the Products and to Cisco which is of a confidential and proprietary nature ("Proprietary Information"). Such Proprietary Information may include, but is not limited to, trade secrets, know how, invention techniques, processes, programs, schematics, Software source documents, data, financial information, and sales and marketing plans. Integrator shall at all times keep in trust and confidence all such Proprietary Information, and shall not use such Proprietary Information other than in the course of its duties under the Agreement, nor shall Integrator disclose any such Proprietary Information without Cisco's written consent. Integrator further agrees to immediately return to Cisco all Proprietary Information (including copies thereof) in Integrator's possession, custody, or control upon termination of this Agreement at any time and for any reason. Integrator will indemnify Cisco for unauthorized disclosures of Proprietary Information by Integrator or its End User.

                                   EXHIBIT E
                          ORDERING AND SHIPPING TERMS

                                                         Discount
Ordering Locations:                 Price List:          Schedule:        Place Orders With:              Shipping terms:
----------------------------------------------------------------------------------------------------------------------------------
United States, Mexico, Central      Global Price List    Exhibit B   Cisco Systems, Inc.                 FCA, San Jose, CA
America, Latin America, Asia,                                        San Jose, CA, U.S.A.
New Zealand, Japan, Australia***

EU Countries*                       Global Price List**  Exhibit B   Cisco Systems International B.V.    CIP, duty paid, named
destination                                                          Amsterdam, Netherlands

Norway, Switzerland                 Global Price List**  Exhibit B   Cisco Systems International BV      CIP, duty unpaid, named
destination                                                          Amsterdam, Netherlands


Other countries in Cisco's Europe,  Global Price List**  Exhibit B   Cisco Systems International BV      DDU, Border-Port of Entry
Middle East, and Africa theatre,                                     Amsterdam, Netherlands
Pakistan

Canada                              Canadian Price List  Exhibit B   Cisco Systems Company Ltd.          CIP, duty unpaid, named
destination                                                          Toronto, Canada                     in Canada

*E/U Countries - Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain, Sweden, United Kingdom
**Actual price will be based on currency, freight, and applicable duties, taxes and fees.
***Please note: The discount for purchases to be shipped to and deployed in Australia is ten percent (10%) less than Integrator's other applicable discount.

                                   EXHIBIT F

                           SHIPPING TERMS AND CHARGES

DEFINITIONS

DEFINITION OF GOLD AND PLATINUM SERVICES FOR CISCO PRODUCTS TRANSITING THE EUROPEAN LOGISTICS CENTER (FOR DELIVERY IN EU, NORWAY, SWITZERLAND ONLY) OR DIRECTLY FULFILLED FROM OUR EUROPEAN MANUFACTURING SITE (UK):

GOLD SERVICE is defined as shipment designed to achieve 1-3 business day delivery from the European Logistics Center/ European Manufacturing Site to the customer delivery site. Variation in business delivery days is possible depending on country of destination or geographical location within the country or other factors.

PLATINUM SERVICE is defined as shipment ordered for next day delivery Monday through Friday for EU countries only from the European Logistics Center/ European Manufacturing Site to the customer delivery site. Norway and Switzerland Platinum Service is defined as shipment for next day delivery Monday through Friday assuming import arrangements are made in advance.

DEFINITION OF CONSOLIDATION AND DIRECT SERVICES FOR CISCO PRODUCTS TRANSITING THE CROSS DOCK / MERGE CENTER OR DIRECTLY FULFILLED FROM THE EUROPEAN MANUFACTURING SITE (USA/UK):

CONSOLIDATION SERVICE is defined as shipment via the next available freight forwarder airfreight consolidation to the destination country.

DIRECT SERVICE is defined as shipment via the next available air freight carrier to the destination country.

DEFINITION OF PIKPAK:
Within the ELC Cisco intends to hold a limited Build to Stock inventory, which is available to order for those partners within the EU, Norway or Switzerland and who are using Cisco's ELC delivery logistics services program. PikPak requests must be stated on the order, but will be fulfilled subject to availability. The PikPak uplift charge described below applies where the order has specified PikPak and the fulfillment was through the PikPak stock, even if the Product originated in the European Manufacturing facility.

DEFINITION OF MERGE IN TRANSIT:
MERGE IN TRANSIT (MiT) is a customer driven logistics program that will provide Cisco's customers in the EMEA with a way to receive shipments from a single purchase order on the same day, in the same delivery, regardless of the number of factories involved in building the order. The MiT uplift charge described below applies where the order has specified Merge in Transit.

FREIGHT UPLIFT CHARGE:

THE FOLLOWING DESTINATION COUNTRIES WILL TRANSIT THE EUROPEAN LOGISTICS CENTER
(ELC) IN THE NETHERLANDS FOR DELIVERY OF PRODUCT OR BE FULFILLED DIRECTLY FROM THE EMEA MANUFACTURING SITE:

-----------------------------------------------------------------------------------------------------
                                                             Terms of Delivery
                                                             -----------------
Austria             Belgium            Denmark               CIP, Duty Paid**/Duty Unpaid
                                                             ----------------------------
Finland             France             Germany               1.0% + duty Gold Service Level
Greece              Ireland            Italy                 1.3% + duty Gold Service Level + MiT
Luxembourg          Netherlands        Portugal              1.5% + duty Platinum Service Level
Spain               Sweden             United Kingdom        1.8% + duty Platinum Service Level + MiT
-----------------------------------------------------------------------------------------------------


Duty paid or Duty unpaid election, which must be on purchase order, applies to EU countries ONLY. Shipments outside EU are available only as duty unpaid.
**= plus duty rates applicable according to the Brussels Nomenclature and other European Union regulation, if duty paid option is selected. Please note that all products shipped from our European Manufacturing site (UK) will be in EU
(duty) free circulation (i.e. duty, if any, is paid for by Cisco), even if they are merged in transit, and the duty rate will only apply to the portion originating outside the EU.

----------------------------------------------------------------------------------------------
                                                          Terms of Delivery - CIP, Duty Unpaid
                                                          ------------------------------------
Norway                     Switzerland                    1.0% Gold Service Level
                                                          1.3% Gold Service Level + Mit
                                                          1.5%  Platinum Service Level
                                                          1.8% Platinum Service Level + Mit
----------------------------------------------------------------------------------------------

For all other destinations in the EMEA, products will ship via our Cross-dock / Merge center in Amsterdam to the customer. Delivery Terms for these countries are DDU (INCOTERMS 1990) (Border-Port of Entry) and subject to the uplift charge as indicated below.

CONSOLIDATED                        2.1%
CONSOLIDATED + MIT                  2.4%
DIRECT                              3.4%
DIRECT + MIT                        3.7%

THESE CHARGES ARE SUBJECT TO CHANGE UPON ANNOUNCEMENT BY CISCO, INCLUDING BY ELECTRONIC POSTING.

ELC Terms as of November 9, 1998

                                   EXHIBIT G
                     NETWORKED COMMERCE ENROLLMENT ADDENDUM

This Networked Commerce Agents Enrollment Addendum ("Addendum") supplements the Agreement and all the terms and conditions of the Agreement apply to this Addendum; provided, that to the extent that there is conflict between the Agreement and this Addendum, the terms of this Addendum shall take precedence over the terms and conditions of the Agreement with regards to the subject matter described herein.

                              TERMS AND CONDITIONS

1. Integrator may enroll in Cisco's MarketPlace Internetworking Product Center (the "Program") by returning the form set forth in Attachment 1 indicating the users of Integrator who are authorized to submit electronic orders on behalf of Integrator ("Authorized Users"). Upon execution of the Agreement by Cisco and Integrator, Cisco will entitle those users to submit electronic orders. The Program allows direct Integrators and partners to configure, price, and route orders and then submit them electronically.

2. Integrator agrees that the person using the Program address/password is an Authorized User and has the capacity and authority to place orders for Cisco Products and services on behalf of Integrator, and Program password security is the responsibility of Integrator. Cisco and Integrator agree that an order placed through the Program is the equivalent of a signed purchase order.

3. Integrator shall have the right to change, add or delete Authorized Users upon written notification, with verification of receipt, to Cisco. Cisco agrees to implement such changes, additions or deletions within twenty-four (24) hours of receipt of such written notification.

4. Integrator's participation in the Program may be terminated by Cisco, with or without cause, upon fifteen (15) days written notice to Integrator.

5. Cisco reserves the right to accept or decline any purchase order submitted via the Program.

6. Integrator agrees that a Cisco invoice may be the only documentation provided by Cisco for purchase and payment of Cisco's Products and services ordered via the Program.

8. The parties agree that Cisco shall not be liable for any incidental, consequential or special damages arising from, or as a result of, the electronic transmission of orders or other information even if Cisco has been advised of the possibility of such damages.

9. Integrator agrees to waive any future challenge to the validity and enforceability of any order submitted via the Program on the grounds that it was electronically transmitted and authorized.

10. Integrator is responsible for all costs and charges, including without limitation, phone charges and telecommunications equipment, incurred in order to use the Program.

                                  ATTACHMENT 1

                 NETWORKED COMMERCE AGENTS ENROLLMENT ADDENDUM
                        INTEGRATOR AUTHORIZED USER FORM

Please indicate the names of the users of Integrator who are authorized to submit electronic orders on behalf of Integrator (i.e. Authorized Users) under the Program. If there are any special circumstances or restrictions that apply to an Authorized User, please indicate in the area provide at the bottom of the page.



  NAME (FIRST & LAST)           JOB TITLE                             USER ID
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Special Instructions/Restrictions:






-------------------------------------------------------------------------------

                                   EXHIBIT H
                             INTEGRATOR AFFILIATES



Name:                         Country:                         Primary Contact:
-------------------------------------------------------------------------------

                                   EXHIBIT S

                           SOFTWARE LICENSE AGREEMENT

PART (i)

PLEASE READ THIS SOFTWARE LICENSE AGREEMENT CAREFULLY BEFORE DOWNLOADING, INSTALLING OR USING CISCO OR CISCO-SUPPLIED SOFTWARE.

BY DOWNLOADING OR INSTALLING THE SOFTWARE, OR USING THE EQUIPMENT THAT CONTAINS THIS SOFTWARE, YOU ARE CONSENTING TO BE BOUND BY THIS AGREEMENT. IF YOU DO NOT AGREE TO ALL OF THE TERMS OF THIS AGREEMENT, DO NOT DOWNLOAD, INSTALL OR USE THE SOFTWARE. YOU MAY RETURN THE SOFTWARE FOR A FULL REFUND. IF THE SOFTWARE IS SUPPLIED AS PART OF ANOTHER PRODUCT, YOU MAY RETURN THE ENTIRE PRODUCT FOR A FULL REFUND. YOUR RIGHT TO RETURN AND REFUND EXPIRES 30 DAYS AFTER PURCHASE FROM CISCO OR AN AUTHORIZED CISCO RESELLER. THE RIGHT TO RETURN AND REFUND EXTENDS ONLY TO THE ORIGINAL PURCHASER.

The following terms govern your use of the Software except to the extent a particular program (a) is the subject of a separate written agreement with Cisco or (b) includes a separate "click-on" license agreement as part of the installation process.

SINGLE USER LICENSE. Subject to the terms and conditions of this Agreement, Cisco Systems, Inc. ("Cisco") and its suppliers grant to Customer ("Customer") a nonexclusive and nontransferable license to use the specific Cisco program modules, feature set(s) or feature(s) for which Customer has paid the required license fees (the "Software"), in object code form only solely as embedded in Cisco equipment, on a single hardware chassis, or on a single central processing unit, as applicable, owned or leased by Customer.

Customer may make and use in accordance with the foregoing up to the number of copies of the Software specified on the master copy of such Software provided by Cisco, or for which Customer has received a product authorization key ("PAK"), provided Customer has paid Cisco the required license fee for such master copy or PAK.

MULTI-USER LICENSE. If Customer has purchased a multi-user license from Cisco, then, subject to the terms and conditions of this Agreement, Cisco and its suppliers grant to Customer a nonexclusive and nontransferable license to use the Software, in object code form only, in ONLY ONE of the following manners:

installed in a single location on a hard disk or other storage device of up to the number of Customer's computers or simultaneous users authorized under such license and for which Customer has paid Cisco the required license fee ("Permitted Number of Computers" or "Permitted Number of Users", as applicable); or

provided the Software is configured for network use, installed on a single file server for use on a single local area network for either (but not both) of the following purposes: (a) permanent installation onto a hard disk or other storage device of up to the Permitted Number of Computers or Permitted Number of Users, as applicable; or (b) use of the Software over such network, provided the number of computers or users connected to the server does not exceed the Permitted Number of Computers or Permitted Number of Users, as applicable.

NOTE: For evaluation or beta copies for which Cisco does not charge a license fee, the above requirement to pay a license fee does not apply.

LIMITATIONS. Except as otherwise expressly provided under this Agreement, Customer shall have no right, and Customer specifically agrees not to:

(i) transfer or sublicense its license rights to any other person, or use the Software on unauthorized or secondhand Cisco equipment;

(ii) make error corrections to or otherwise modify or adapt the Software nor create derivative works based upon the Software, or to permit third parties to do the same; or

(iii) copy, in whole or in part, decompile, decrypt, reverse engineer, disassemble or otherwise reduce the Software to human-readable form.

To the extent required by law, at Customer's request, Cisco shall provide Customer with the interface information needed to achieve interoperability between the Software and another independently created program, on payment of Cisco's applicable fee. Customer shall observe strict obligations of confidentiality with respect to such information.

UPGRADES AND ADDITIONAL COPIES. For purposes of this Agreement, "Software" shall include (and the terms and conditions of this Agreement shall apply to) any upgrades, updates, bug fixes or modified versions (collectively, "Upgrades") or backup copies of the Software licensed or provided to Customer by Cisco or an authorized distributor for which Customer has paid the applicable license fees. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT:
(1) CUSTOMER HAS NO LICENSE OR RIGHT TO USE ANY SUCH ADDITIONAL COPIES OR UPGRADES UNLESS CUSTOMER, AT THE TIME OF ACQUIRING SUCH COPY OR UPGRADE, ALREADY HOLDS A VALID LICENSE TO THE ORIGINAL SOFTWARE; (2) USE OF UPGRADES IS LIMITED TO CISCO EQUIPMENT FOR WHICH CUSTOMER IS THE ORIGINAL END USER PURCHASER OR LESSEE OR WHO OTHERWISE HOLDS A VALID LICENSE TO USE THE SOFTWARE WHICH IS BEING UPGRADED; AND (3) USE OF ADDITIONAL COPIES IS LIMITED TO BACKUP PURPOSES ONLY.

PROPRIETARY NOTICES. Customer agrees to maintain and reproduce all copyright and other proprietary notices on all copies, in any form, of the Software in the same form and manner that such copyright and other proprietary notices are included on the Software. Except as expressly authorized in this Agreement, Customer shall not make any copies or duplicates or any Software without the prior written permission of Cisco. Customer may make such backup copies of the Software as may be necessary for Customer's lawful use, provided Customer affixes to such copies all copyright, confidentiality, and proprietary notices that appear on the original.

PROTECTION OF INFORMATION. Customer agrees that aspects of the Software and associated documentation, including the specific design and structure of individual programs, constitute trade secrets and/or copyrighted material of Cisco. Customer shall not disclose, provide, or otherwise make available such trade secrets or copyrighted material in any form to any third party without the prior written consent of Cisco. Customer shall implement reasonable security measures to protect such trade secrets and copyrighted material. Title to Software and documentation shall remain solely with Cisco.

RESTRICTED RIGHTS. Cisco's commercial software and commercial computer software documentation is provided to United States Government agencies in accordance with the terms of this Agreement, and per subparagraph "(c)" of the "Commercial Computer Software - Restricted Rights" clause at FAR 52.227-19 (June 1987). For DOD agencies, the restrictions set forth in the "Technical Data-Commercial Items" clause at DFARS 252.227-7015 (Nov 1995) shall also apply.

TERM AND TERMINATION. This Agreement is effective until terminated. Customer may terminate this Agreement at any time by destroying all copies of Software including any Documentation. Customer's license rights under this Agreement will terminate immediately without notice from Cisco if Customer fails to comply with any provision of this Agreement. Upon termination, Customer must destroy all copies of Software in its possession or control.

PART (ii)

LIMITED WARRANTY. If Customer obtained the Software directly from Cisco, then Cisco warrants that for a period of ninety (90) days from the date of shipment from Cisco: (i) the media on which the Software is furnished will be free of defects in materials and workmanship under normal use; and (ii) the Software will substantially conform to its published specifications. This limited warranty extends only to Customer as the original licensee. Customer's sole and exclusive remedy and the entire liability of Cisco and its suppliers under this limited warranty will be, at Cisco or its service center's option, repair, replacement, or refund of the Software if reported (or, upon request, returned) to Cisco or its designee. Except as expressly granted in this Agreement, the Software is provided AS IS. Cisco does not warrant that the Software is error free or that Customer will be able to operate the Software without problems or interruptions.

This warranty does not apply if the Software (a) is licensed for beta, evaluation, testing or demonstration purposes for which Cisco does not receive a license fee, (b) has been altered, except by Cisco, (c) has not been installed, operated, repaired, or maintained in accordance with instructions supplied by Cisco, (d) has been subjected to abnormal physical or electrical stress, misuse, negligence, or accident, or (e) is used in ultrahazardous activities.

If Customer obtained the Software from a Cisco distributor, the terms of any warranty shall be as provided by such distributor, and Cisco provides Customer no warranty with respect to such Software. DISCLAIMER. EXCEPT AS SPECIFIED IN THIS WARRANTY, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, SATISFACTORY QUALITY OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW.

IN NO EVENT WILL CISCO OR ITS SUPPLIERS BE LIABLE FOR ANY LOST REVENUE, PROFIT, OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE EVEN IF CISCO OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE

POSSIBILITY OF SUCH DAMAGES. In no event shall Cisco's or its suppliers' liability to Customer, whether in contract, tort (including negligence), or otherwise, exceed the price paid by Customer. The foregoing limitations shall apply even if the above-stated warranty fails of its essential purpose. BECAUSE SOME STATES OR JURISDICTIONS DO NOT ALLOW LIMITATION OR EXCLUSION OF CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

CUSTOMER RECORDS. Customer grants to Cisco and its independent accountants the right to examine Customer's books, records and accounts during Customer's normal business hours to verify compliance with this Agreement. In the event such audit discloses non-compliance with this Agreement, Customer shall promptly pay to Cisco the appropriate licensee fees.

EXPORT. Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Customer agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import Software.

GENERAL. This Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America, as if performed wholly within the state and without giving effect to the principles of conflict of law. If any portion hereof is found to be void or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. This Agreement constitutes the entire agreement between the parties with respect to the use of the Software.